Exhibit 21

Name of Subsidiary	Country of Incorporation
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC News/Starwave Partners	United States
ABC Signature, LLC	United States
ABC, Inc.	United States
Accelerator Investments LLC	United States
American Broadcasting Companies, Inc.	United States
BAMTech, LLC	United States
Buena Vista Books, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Non-Theatrical, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Theatrical Group Ltd.	United States
Buena Vista Video On Demand	United States
Buzzer Investments Ltd	Mauritius
Disney Broadcasting (India) Private Limited	India
Disney Consumer Products and Interactive Media, Inc.	United States
Disney Consumer Products, Inc.	United States
Disney Destinations, LLC	United States
Disney DTC LLC	United States
Disney Enterprises, Inc.	United States
Disney Entertainment & Sports LLC	United States
Disney Entertainment Operations LLC	United States
Disney FTC Services (Singapore) Pte. Ltd.	Singapore
Disney Interactive Studios, Inc.	United States
Disney Media & Entertainment Distribution LLC	United States
Disney Online	United States
Disney Photo Imaging, LLC	United States
Disney Shopping, Inc.	United States
Disney Streaming Services LLC	United States
Disney Vacation Club Hawaii Management Company, LLC	United States
Disney Vacation Club Management, LLC	United States
Disney Vacation Development, LLC	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
Eredivisie Media & Marketing C.V.	Netherlands
ESPN Enterprises, Inc.	United States
ESPN Holding Company, Inc.	United States
ESPN Productions, Inc.	United States
ESPN Technology Services, Inc.	United States
ESPN, Inc.	United States
Euro Disney Associés SAS	France
FX Networks, LLC	United States
FXX Network, LLC	United States
Hongkong International Theme Parks Limited	Hong Kong

Hudson Square Realty, LLC	United States
Hulu Holdings, Inc.	United States
Hulu, LLC	United States
International Family Entertainment, Inc.	United States
KABC Television, LLC	United States
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Marvel Brands LLC	United States
Marvel Characters, Inc.	United States
Marvel Entertainment, LLC	United States
MVL Film Finance LLC	United States
National Geographic Partners, LLC	United States
Pixar	United States
Searchlight Pictures, Inc.	United States
Shanghai International Theme Park and Resort Management Company Limited	China
Shanghai International Theme Park Company Limited	China
Singapore Branch of Lucasfilm Animation Company Singapore B.V.	Singapore
Star Entertainment Holdings Limited	British Virgin Islands
Star Group Limited	Cayman Islands
STAR US Holdings Subsidiary, LLC	United States
TFCF America, Inc.	United States
TFCF Cable Ventures, LLC	United States
TFCF Corporation	United States
TFCF Entertainment Group Holdings, LLC	United States
TFCF Entertainment Group, LLC	United States
TFCF International Channels (US) Inc.	United States
TFCF Movie Channel, Inc.	United States
TFCF-Hulu Holdings, Inc.	United States
The Walt Disney Company (Argentina) S.A.	Argentina
The Walt Disney Company (Australia) Pty Limited	Australia
The Walt Disney Company (Brasil) Ltda.	Brazil
The Walt Disney Company (China) Limited	China
The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Japan) Ltd.	Japan
The Walt Disney Company Limited	United Kingdom
TWDC Enterprises 18 Corp.	United States
Twentieth Century Fox Film Corporation	United States
Twentieth Television, Inc.	United States
WABC Television (New York), LLC	United States
Walt Disney Parks and Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Travel Co., LLC	United States
WDC (Mexico), S. de R.L. de C.V.	Mexico

Wedco One US Holdings, Inc.	United States
WPVI Television (Philadelphia), LLC	United States